SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 20, 2023

LOYALTY VENTURES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40776	87-1353472
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8235 DOUGLAS AVENUE, SUITE 1200

DALLAS, TX 75225

(Address and Zip Code of Principal Executive Offices)

(972) 338-5170

(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LYLT	The Nasdaq Stock Market LLC (1)

(1)	On March 20, 2023, Loyalty Ventures Inc., a Delaware corporation (the “Company”), filed a Form 25 with the U.S. Securities and Exchange Commission (“SEC”) to delist its common stock, par value $0.01 per share (the “Common Stock”) from the Nasdaq Global Select Market (“Nasdaq”). The delisting will be effective 10 days after the filing of the Form 25 and the Company’s reporting obligations under Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) will be suspended at such time. The deregistration of the Common Stock under Section 12(b) of the Exchange Act will be effective 90 days, or such shorter period as the SEC may determine, after the filing of the Form 25. On March 21, 2023, Nasdaq suspended trading of the Common Stock.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on March 10, 2023 (the “Petition Date”), the Company and certain of its direct and indirect subsidiaries (each, individually a “Debtor,” and collectively, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption In re Loyalty Ventures Inc., et al., Case No. 23-90111 (CML). In addition, and as previously announced, on the Petition Date, LoyaltyOne, Co., an unlimited liability company incorporated under the laws of Nova Scotia (“LoyaltyOne”) and an indirect subsidiary of the Company, sought creditor protection in Canada (the “CCAA Proceeding”) under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”) in the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”). The Chapter 11 Cases and the CCAA Proceeding are collectively referred to herein as the “Cases.”

In connection with the commencement of the Chapter 11 Cases and as previously announced, on the Petition Date, the Debtors, LoyaltyOne and certain of the Company’s other direct and indirect subsidiaries (the “Company Parties”) executed a Transaction Support Agreement (together with all exhibits and schedules thereto, the “TSA”) with: (i) certain lenders party to that certain credit agreement, dated as of November 3, 2021 (as amended, supplemented or otherwise modified, the “Credit Agreement”), by and among the Company, certain subsidiaries as additional borrowers and certain subsidiaries as guarantors, the lenders party thereto and Bank of America, N.A., (the “Administrative Agent”) as administrative agent and collateral agent, who have extended Term A Loans (the “Term A Loan”) to the Company pursuant to the Credit Agreement; (ii) certain lenders party to the Credit Agreement who have extended Term B Loans (the “Term B Loan”) to the Company pursuant to the Credit Agreement; (iii) certain lenders party to the Credit Agreement who have extended revolving loans (the “Revolving Loan”) to the Company pursuant to the Credit Agreement; and (iv) the Administrative Agent in its capacity as administrative agent under the Credit Agreement. As of March 16, 2023, executed signature pages to the TSA had been delivered by (a) holders of in excess of 72% of the aggregate principal amount of the debt outstanding under the Credit Agreement and (b) the Administrative Agent. Accordingly, the TSA has become effective and binding on the parties thereto.

As set forth in the TSA, and as previously disclosed, the parties to the TSA have, among other things, agreed to the principal terms of certain transactions for the Company Parties (the “Transactions”), which will be implemented through, among other agreements: (i) that certain stalking horse purchase agreement dated as of March 9, 2023 by and among Bank of Montreal, a Schedule I bank under the Bank Act (Canada) (“BMO”) and LoyaltyOne (including any exhibits, schedules, annexes and other attachments thereto, each as may be modified in accordance with the terms thereof, the “Stalking Horse APA”); (ii) the term sheet for the debtor-in-possession credit facility (the “CCAA DIP Facility”) between LoyaltyOne, as borrower, and BMO, as lender (including any exhibits, schedules, annexes and other attachments thereto, each as may be modified in accordance with the terms thereof and of the TSA, the “CCAA DIP Term Sheet”); (iii) the BrandLoyalty Transaction Agreements (as defined in the TSA); (iv) the Intercompany DIP Term Sheet (as defined below); and (v) a Combined Disclosure Statement and Joint Chapter 11 Plan of Loyalty Ventures Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (including any exhibits, schedules, annexes and other attachments thereto, each as may be modified in accordance with the terms thereof and of the TSA, the “Combined DS and Plan”).

CCAA Debtor-in-Possession Credit Facility

On March 20, 2023, the Canadian Court entered an amended and restated initial order (the “ARIO”) amending the Canadian Court’s initial order dated March 10, 2023. The ARIO, among other relief granted, authorized and empowered LoyaltyOne and BMO to enter into the CCAA DIP Facility on the terms and subject to the conditions set forth in the CCAA DIP Term Sheet, which were previously described in the Company’s Current Report on Form 8-K dated March 10, 2023 (as amended by the Company’s Current Report on Form 8-K/A filed on March 10, 2023, collectively, the “March 10 Form 8-K”)), which description is incorporated herein by reference.

The foregoing description of the terms of the CCAA DIP Term Sheet and the transactions contemplated thereby (including the description in the March 10 Form 8-K) does not purport to be complete and is qualified in its entirety by the complete text of the CCAA DIP Term Sheet, a copy of which was filed as Exhibit B to Exhibit 10.2 to the March 10 Form 8-K and is incorporated herein by reference.

Intercompany Debtor-in-Possession Credit Facility

On March 17, 2023, the Debtors filed a motion (the “DIP Motion”) seeking the Bankruptcy Court’s approval of an intercompany credit facility whereby LoyaltyOne will make available to the Company a senior secured superpriority debtor in possession credit facility in an outstanding principal amount not to exceed $30,000,000 (the “Intercompany DIP Facility”) on the terms set forth in that certain intercompany DIP term sheet (the “Intercompany DIP Term Sheet”) and certain related relief. At a hearing before the Bankruptcy Court on March 21, 2023, the Bankruptcy Court granted the Debtors’ DIP Motion and entered an interim order (the “Interim DIP Order”) approving the Intercompany DIP Facility on an interim basis. A copy of the Intercompany DIP Term Sheet is attached to the Interim DIP Order.

Upon entry of the Interim DIP Order and satisfaction or waiver of the other conditions precedent set forth in the Intercompany DIP Term Sheet, the Company is authorized to make draws of up to $15,000,000 on the Intercompany DIP Facility in accordance with the terms set forth in the Intercompany DIP Term Sheet. The remaining amount of the Intercompany DIP Facility will be available to the Company, subject to certain conditions including entry of an order granting the DIP Motion on a final basis (the “Final DIP Order”, and together with the Interim DIP Order, the “DIP Orders”) and compliance with the terms, conditions, and covenants set forth in the Intercompany DIP Term Sheet and to be set forth in the Final DIP Order.

Interest on the loans extended under the Intercompany DIP Facility (“Intercompany DIP Loans”) will accrue at a rate per annum equal to the rate under the CCAA DIP Facility, being the Base Rate (as defined in the Intercompany DIP Term Sheet) plus 6.00% payable in cash on the Termination Date (as defined below). At all times automatically following the occurrence and during the continuance of an event of an Event of Default (as defined in the Intercompany DIP Term Sheet), the outstanding principal amount of all Intercompany DIP Loans will bear interest at a rate equal to 2.00% per annum in excess of the interest rate set forth in this paragraph.

The proceeds of the Intercompany DIP Facility will, subject to Bankruptcy Court approval and the terms of the DIP Orders, be used for: (i) general corporate purposes of the Debtors or their subsidiaries; (ii) any adequate protection payments in accordance with the DIP Orders; and (iii) costs and expenses in respect of the Chapter 11 Cases.

All Intercompany DIP Loans and other liabilities and obligations under the Intercompany DIP Facility (the “Intercompany DIP Obligations”) are entitled to superpriority administrative expense claim status in the Chapter 11 Cases and are secured by liens on all the assets of the Debtors (and their bankruptcy estate), subject to certain exceptions set forth in the Intercompany DIP Term Sheet.

The Intercompany DIP Obligations, including any and all accrued and unpaid interest, are to be repaid in full on the earlier to occur (the “Termination Date”) of: (i) the occurrence of any Event of Default that is continuing and has not been cured or waived in writing by LoyaltyOne (and, to the extent any CCAA DIP Facility loans are outstanding at such time, BMO), and where LoyaltyOne has notified the Company in writing that the Intercompany DIP Obligations have been accelerated; and (ii) five business days after the liquidating trust established pursuant to the Combined DS and Plan and confirmed pursuant to a confirmation order has recovered net proceeds sufficient to satisfy the DIP Obligations in full (the “Intercompany Maturity Date”), unless otherwise agreed by the Company, LoyaltyOne (after consultation with the Monitor (as defined in the CCAA DIP Term Sheet)), the Consenting Lenders (as defined in the Credit Agreement), and, to the extent any CCAA DIP Facility loans are outstanding at such time, BMO, in each case, acting reasonably. The Intercompany Maturity Date is extendable at the request of the Company with the prior written consent of LoyaltyOne, in its sole discretion, for such period and on such terms and conditions as the Company and LoyaltyOne may agree.

The Company can prepay the Intercompany DIP Loans in whole or in part at any time without premium or penalty. The Intercompany DIP Facility provides for certain events of default, including defaults resulting from the failure by the Company to comply in all material respects with the Intercompany DIP Term Sheet or the DIP Orders (in each case, subject to applicable grace and/or cure periods) and the acceleration of the CCAA DIP Facility after the occurrence and during the continuance of any event of default under the CCAA DIP Term Sheet.

The foregoing description of the Interim DIP Order, the Intercompany DIP Term Sheet, the related documents and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Interim DIP Order and the Intercompany DIP Term Sheet attached thereto, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the CCAA DIP Facility and the Intercompany DIP Facility set forth in Item 1.01 of this Current Report on Form 8-K (this “Form 8-K”) is incorporated herein by reference.

Item 8.01 Other Events

An initial version of the Combined DS and Plan was filed with the Bankruptcy Court on March 17, 2023 and a revised version of the Combined DS and Plan was filed with the Bankruptcy Court on March 21, 2023. On March 21, 2023, the Bankruptcy Court entered an order conditionally approving the Combined DS and Plan [Docket No. 136] as containing adequate information, and a solicitation version of the Combined DS and Plan [Docket No. 140] was filed. The Company intends to commence the solicitation of votes for the Combined DS and Plan on March 24, 2023 by, among other things, causing the Combined DS and Plan and ballots to be distributed to lenders under the Credit Agreement. The Combined DS and Plan and information related to the solicitation are available at https://cases.ra.kroll.com/LVI, a website administered by Kroll Restructuring Administration LLC (“Kroll”), a third party bankruptcy claims and noticing agent (the “Restructuring Website”). The information on the Restructuring Website is not incorporated by reference into, and does not constitute part of, this Form 8-K.

The Combined DS and Plan, among other things:

●	contemplates that the Debtors will form a liquidating trust (the “Liquidating Trust”) that will: (i) hold, investigate and pursue, as appropriate, claims and causes of action against Bread Financial Holdings, Inc., a Delaware corporation (“Bread”) and related parties (and together with Bread, the “Bread Parties”); (ii) pay certain claims and expenses; (iii) hold direct or derivative rights, interests, claims, entitlements or causes of action of any Debtor under insurance contracts; and (iv) hold all other unencumbered or unsecured property, interests and rights of the Debtors on the effective date of the Combined DS and Plan (the “Combined DS and Plan Effective Date”);

●	sets forth that the Bread Parties agreed with the Debtors, the Consenting Lenders and the Administrative Agent to not object to the DIP Motions and the confirmation of the Combined DS and Plan, subject to certain conditions and confirmations (the “Bread Settlement”);
●	contemplates that on the Combined DS and Plan Effective Date, except to the extent otherwise agreed to, holders of all administrative expense claims, priority tax claims, other priority claims, and other secured claims, in each case in respect of the Debtors, will receive, in full and final satisfaction of such claims, cash payment in an amount equal to such allowed claims;
●	contemplates that on the Combined DS and Plan Effective Date, each holder of an allowed claim against a Debtor arising under, derived from, secured by, based on or related to the Term A Loan, Term B Loan or Revolving Loan under the Credit Agreement (collectively, “Loan Claims”) will receive (i) the cash proceeds of any collateral securing the Loan Claims immediately upon the Debtors’ or Liquidating Trust trustee’s receipt thereof and (ii) its share of the interests in the Liquidating Trust on a pro rata basis with all other Liquidating Trust interests granted under the Combined DS and Plan after application of the cash proceeds of any collateral securing the Loan Claims, unless such holder agrees to less favorable treatment;
●	contemplates that on the Combined DS and Plan Effective Date, each holder of an allowed General Unsecured Claim (defined as any prepetition claim against Debtors that, generally, is not an administrative claim, a claim arising under the Intercompany DIP Facility, a professional fee claim, a secured tax claim, an other secured claim, a priority tax claim, an other priority claim, a Loan Claim, an intercompany claim, or a Section 510 claim (provided that a General Unsecured Claim in an amount greater than $0 but less than or equal to $1.5 million will be a Convenience Claim (as defined below))) in excess of $1.5 million or held by the Bread Parties will receive its share of the interests in the Liquidating Trust on a pro rata basis with all other Liquidating Trust interests granted under the Combined DS and Plan after application of the cash proceeds of any collateral securing the Loan Claims, unless such holder agrees to less favorable treatment; provided that to the extent the Bread Parties have any allowed General Unsecured Claims, such claims will participate in the Liquidating Trust with respect to any recoveries from assets that were unencumbered as of the Petition Date or, to the extent securing claims arising under the Intercompany DIP Facility or adequate protection claims under any of the DIP Orders, not applied to satisfy such claims; provided further that, the Bread Parties will not receive distributions on account of any interests in the Liquidating Trust on account of recoveries obtained through the prosecution and/or settlement of claims asserted against the Bread Parties;
●	contemplates that on the Combined DS and Plan Effective Date or as soon as reasonably practicable thereafter, holders of allowed Convenience Claims (defined as any General Unsecured Claim against one or more of the Debtors that is allowed in an amount greater than $0 but less than or equal to $1.5 million) will, subject to Article XI of the Combined DS and Plan, receive payment in full in cash from a reserve held by the Liquidating Trust sufficient to render all holders of Convenience Claims unimpaired;
●	contemplates that holders of Section 510 claims will not receive or retain any property or interest in property on account of such Section 510 claims;
●	contemplates that on the Combined DS and Plan Effective Date or as soon as reasonably practicable thereafter, all intercompany claims (other than claims arising out of the Intercompany DIP Facility) will be canceled, settled and released without any distribution;
●	contemplates that on the Combined DS and Plan Effective Date or as soon as reasonably practicable thereafter, all intercompany interests will be cancelled, settled and extinguished with no distribution; and
●	contemplates that on the Combined DS and Plan Effective Date or as soon as reasonably practicable thereafter, all of the interests in the Debtors will be cancelled, released and extinguished, and will be of no further force or effect.

The Combined DS and Plan also provides for releases and other customary terms.

The information contained in the Combined DS and Plan, the other documents implementing the Transactions and this Form 8-K is for informational purposes only and does not constitute an offer to buy, nor a solicitation of an offer to sell, any securities, loans or other instruments of the Company, nor does it constitute a solicitation of consent from any persons with respect to the Transactions. The terms of the Combined DS and Plan, and the other transaction documents, are subject to approval by the Bankruptcy Court and the Canadian Court, among other conditions. Although the Company Parties intend to pursue the Transactions contemplated by the TSA and the other transaction documents, there can be no assurance that the Company Parties will be successful in completing the Transactions on the terms set forth in the TSA and the other transaction documents or at all.

Additional Information on the Chapter 11 Cases

For Bankruptcy Court filings and additional information related to the Chapter 11 Cases available from time to time, please see the Restructuring Website. The information on the Restructuring Website is not incorporated by reference into, and does not constitute part of, this Form 8-K. Interested parties who may have questions related to the Chapter 11 Cases may (i) call Kroll at (833) 570-5238 (Toll Free, US and Canada) or (646) 440-4764 (International) or (ii) email Kroll at LVIInfo@ra.kroll.com and reference “Loyalty Ventures” in the subject line.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Exchange Act. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially for a variety of reasons, including, among others, our high level of indebtedness; increases in market interest rates; the potential failure to satisfy the closing conditions under the purchase agreement for our BrandLoyalty business, which may result in the sale transaction not being consummated; the potential failure to satisfy the borrowing conditions under the bridge loan agreement in connection with the sale of our BrandLoyalty business, which may result in the BrandLoyalty business not being able to obtain all the bridge loans under the bridge loan agreement; continuing impacts related to COVID-19, including variants, labor shortages, reduction in demand from clients, supply chain disruption for our reward suppliers and capacity constraints, rising costs or other disruptions in the airline or travel industries; changes in geopolitical conditions, including the Russian invasion of Ukraine and related global sanctions and Russian restrictions or actions with respect to local assets; fluctuation in foreign exchange rates; execution of restructuring plans and any resulting cost savings; loss of, or reduction in demand for services from, significant clients; loss of active AIR MILES Reward Program collectors or greater than expected redemptions by the same; unfavorable resolution of pending or future litigation matters; disruption to operations due to the separation from our former parent or failure of the separation to be tax-free; new regulatory limitations related to consumer protection or data privacy limiting our services; loss of consumer information due to compromised physical or cyber security; the TSA may be terminated by certain of its parties if specified milestones are not achieved, amended or waived, or if certain other events occur; our ability to operate within the restrictions and the liquidity limitations of the CCAA DIP Facility and the Intercompany DIP Facility; our receipt of other acquisition bids and negotiations with associated bidders in connection with the sale and investment solicitation process (“SISP”) for our AIR MILES business; and the ability to obtain relief from the Bankruptcy Court to facilitate the smooth operation of our businesses during the Chapter 11 Cases and other risks and uncertainties relating to the Chapter 11 Cases, including but not limited to, our ability to obtain approval of the Bankruptcy Court and the Canadian Court with respect to motions or other requests made to the Bankruptcy Court and the Canadian Court throughout the course of the Cases, including with respect to our CCAA DIP Facility and Intercompany DIP Facility, the SISP, and the Stalking Horse APA we entered into with BMO or the consummation of the transactions contemplated therein, the effects of the Cases on us and on the interests of various constituencies, Bankruptcy Court and Canadian Court rulings in the Cases and the outcome of the Cases in general, the length of time we will operate under the Cases, risks associated with third-party motions in the Cases, regulatory approvals required to emerge from chapter 11, the potential adverse effects of the Cases on our liquidity or results of operations and increased legal and other professional costs in connection with the Cases. We believe that our expectations are based on reasonable assumptions. No assurances can be given that our expectations will prove to be correct. Additional risks and uncertainties are set forth in the Risk Factors section of both (1) our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and (2) any updates in Item 1A, or elsewhere, in our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K or any updates thereto. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

10.1

Interim Order (I) Authorizing the Debtors to Obtain Postpetition Financing, (II) Authorizing the Debtors to Continue the Use of Cash Collateral, (III) Granting Liens and Providing Superpriority Administrative Expense Status, (IV) Granting Adequate Protection, (V) Modifying the Automatic Stay, (VI) Scheduling a Final Hearing and (VII) Granting Related Relief [Docket No. 134].

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loyalty Ventures Inc.

Date: March 23, 2023	By:	/s/ Cynthia L. Hageman
Cynthia L. Hageman
Executive Vice President, General Counsel and Secretary